UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2012

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Commission File No. 001-32678

Delaware	03-0567133
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

370 17th Street, Suite 2775, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 633-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2012, DCP Midstream Operating, LP (the “Operating Partnership”), DCP Midstream Partners, LP (the “Partnership”) and certain of their affiliates (collectively with the Operating Partnership and the Partnership, the “DCP Entities”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters parties thereto (collectively, the “Underwriters”), with respect to the issuance and sale by the Operating Partnership (the “Offering”) of $350.0 million in aggregate principal amount of the Operating Partnership’s 4.95% Senior Notes due 2022 (the “Notes”). The Notes will be fully and unconditionally guaranteed by the Partnership. The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration Nos. 333-167108 and 333-167108-01) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 26, 2010, as supplemented by a Prospectus Supplement, filed with the Commission on March 9, 2012, pursuant to Rule 424(b)(2) of the Securities Act. The Offering is scheduled to close on March 13, 2012.

The Operating Partnership intends to use the net proceeds from the Offering (i) to fund the cash portion of the purchase price of the Partnership’s previously announced contribution by DCP Midstream, LLC to the Partnership of the additional 66.67% interest in the Southeast Texas system (the “Southeast Texas Transaction”) and pay related expenses, (ii) to repay all of the outstanding borrowings under its $135.0 million term loan, and (iii) for general partnership purposes, including repayment of borrowings under its revolving credit facility. If the Southeast Texas Transaction is not consummated, the Operating Partnership intends to use the net proceeds from the Offering to repay all of the outstanding borrowings under its $135.0 million term loan, to repay indebtedness outstanding under its revolving credit facility and for general partnership purposes.

Pursuant to the Underwriting Agreement, the DCP Entities agreed, among other things, to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to this exhibit.

The Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Partnership and its affiliates, for which they received or will receive customary fees and expense reimbursement. Affiliates of the Underwriters are lenders under the Partnership’s $135.0 million term loan and/or revolving credit facility, and accordingly, will receive a portion of the net proceeds of the Offering.

Item 7.01	Regulation FD Disclosure.

On March 8, 2012, the Partnership issued a press release announcing the pricing of the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated March 8, 2012 among DCP Midstream Partners, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC, DCP Midstream Operating, LP and DCP Midstream Operating, LLC, and Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters

99.1	Press Release, dated March 8, 2012

Cautionary	Statements regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of Offering proceeds and other aspects of the Offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary closing conditions and other factors described in the prospectus supplement and accompanying prospectus for the Offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s reports filed from time to time with the Commission and in the prospectus supplement and accompanying prospectus for the Offering. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP its General Partner

By:	DCP MIDSTREAM GP, LLC its General Partner

By:	/s/ Michael S. Richards
Name:	Michael S. Richards
Title:	Vice President, General Counsel and Secretary

March 9, 2012

EXHIBITS INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated March 8, 2012 among DCP Midstream Partners, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC, DCP Midstream Operating, LP and DCP Midstream Operating, LLC, and Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters

99.1	Press Release, dated March 8, 2012